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                                                                    EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-129576) of iRobot Corporation of our report dated February 28, 2007 relating to the financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers

PricewaterhouseCoopers LLP
Boston, Massachusetts
February 28, 2007